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                                                                   EXHIBIT 10.37
                                PROMISSORY NOTE
                                ---------------

$493,889.00
                                                              October 1, 1998
                                                              Kowloon, Hong Kong

     FOR VALUE RECEIVED, the undersigned, CREATIVE MASTER LIMITED, a Hong Kong corporation ("Maker"), hereby promises to pay to LEO SHECK PUI KWOK, or order ("Payee"), at Casey Ind. Bldg., 8th Floor, 18 Bedford Rd., Taikaktsui, Kowloon, Hong Kong, or such other place as the holder hereof may designate in writing, in lawful money of the United States of America, the principal sum of Four Hundred Ninety-Three Thousand Eight Hundred Eighty-Nine and No/100 Dollars ($493,889.00), without interest thereon.

     1.     Periodic Payments.

     The principal amount hereof shall be due and payable in six equal semi-annual installments of Eighty-Two Thousand Three Hundred Fourteen and 83/100th Dollars ($82,314.83) each, commencing on March 31, 1999 and continuing on the last day of each September and March thereafter until September 30, 2001, when the entire unpaid principal amount of and any default interest on this Note shall be due and payable in full. Payee understands and agrees that this Note shall not be prepayable, in whole or in part.

     2.     Default Interest Rate.

     If any amount due under this Note is not paid in full on or before the due date thereof, the unpaid amount thereof shall bear interest at the rate of ten percent (10%) per annum, without further notice to Maker, from and after the due date until paid in full. If any amount hereunder is not paid in full within five days after the due date thereof, in addition to all other rights and remedies available hereunder or at law or in equity, at Payee's discretion, upon notice to Maker the entire unpaid principal amount and default interest hereon shall become due and payable in full.

     3.     Waivers.

     Maker hereby waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, diligence in taking any action to collect sums owing hereunder and all duty or obligation of the holder hereof to effect, protect, perfect, retain or enforce any security for the payment of this Note or to proceed against any collateral before otherwise enforcing this Note.

     4.     Collection Costs.

     Maker agrees to reimburse Payee or other holder hereof for all reasonable costs, including, without limitation, reasonable attorneys' fees, incurred to collect this Note if this Note is not paid when due. Maker agrees that Payee or other holder hereof may

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accept further security or release security for the payment of this Note, without in any way affecting any obligations of Maker to such holder.

     5.   Partial Invalidity.

     If any provision hereof or of any other document or agreement evidencing, securing or relating to the indebtedness evidenced hereby is, for any reason and to any extent, invalid or unenforceable, then neither the remainder of the document in which such provision is contained, nor the application of the provision to other persons, entities or circumstances, nor any other document referred to herein, shall be affected thereby, but instead shall be enforceable to the maximum extent permitted by law.

     6.   Joint Obligation.

     This Note shall be a joint and several obligation of each Maker and of any endorser, cosigner and guarantor hereof and shall be binding upon them and their heirs, representatives, successors and assigns.

     7.   Amendments.

     This Note may be terminated or amended orally, but only by a termination or amendment in writing signed by Payee or other holder and by Maker.

     IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the day and year first above written.


Address of Maker:                            CREATIVE MASTER LIMITED
----------------
Casey Ind. Bldg. 8th Floor                   By: /s/ CARL KA WING TONG
18 Bedford Rd., Taikaktsui                       --------------------------
Kowloon, Hong Kong                               Carl Ka Wing Tong
                                                 -----------------
                                                 Chief Executive Officer
                                                 -----------------------


ATTEST:

/s/ PAUL MO
--------------------
Paul Mo,
-------
Secretary


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